EXHIBIT 99.1

NEWS RELEASE

Media Contact:	Geoff Teeter Caroline Pecquet	(650) 225-8171 (650) 467-7078

Investor Contact:	Kathee Littrell Sue Morris	(650) 225-1034 (650) 225-6523

http://www.gene.com

GENENTECH ANNOUNCES FULL YEAR AND
FOURTH QUARTER 2007 RESULTS

SOUTH SAN FRANCISCO, Calif. – January 14, 2008 –Genentech, Inc. (NYSE: DNA) today announced financial results for the full year and fourth quarter of 2007.  Key results for the full year 2007 include:
  U.S. product sales of $8,540 million, a 19 percent increase over U.S. product sales of $7,169 million in 2006.
  Non-GAAP operating revenues of $11,718 million1, a 26 percent increase over operating revenues of $9,284 million in 2006; GAAP operating revenues of $11,724 million, which include recognition of approximately $6 million of deferred royalty revenue associated with the acquisition of Tanox, Inc.
  Non-GAAP net income increase of 31 percent to $3,142 million from $2,390 million in 20061; GAAP net income increase of 31 percent to $2,769 million from $2,113 million reported in 2006.
  Non-GAAP earnings per share increase of 32 percent to $2.94 per share from $2.23 per share in 20061; GAAP earnings per share increase of 31 percent to $2.59 per share from $1.97 per share reported in 2006.
“We are pleased with our strong financial performance in 2007, which was our tenth consecutive year of double-digit revenue growth,” said Arthur D. Levinson, Ph.D., Genentech’s chairman and chief executive officer. “We remain steadfast in our focus on building a pipeline of novel therapies that have the potential to make an important difference for patients suffering from significant diseases. In 2008, we will continue to invest in the 20 new molecular entities in clinical development and look forward to new data from a number of potentially important line extensions, including Rituxan for multiple sclerosis and lupus and Avastin in combination with Tarceva for advanced non-small cell lung cancer.”

The company announced it expects full-year 2008 non-GAAP earnings to be in the range of $3.30 to $3.45 per share1.

Other Financial Results
Key results for the fourth quarter of 2007 include:
  U.S. product sales of $2,199 million, a 7 percent increase over U.S. product sales of $2,053 million in the fourth quarter of 2006.
  Non-GAAP operating revenues of $2,966 million1, a 9 percent increase over operating revenues of $2,714 million in the fourth quarter of 2006; GAAP operating revenues of $2,970 million, which include recognition of approximately $4 million of deferred royalty revenue associated with the acquisition of Tanox, Inc.
  Non-GAAP net income increase of 12 percent to $737 million from $659 million in the fourth quarter of 20061; GAAP net income increase of 6 percent to $632 million from $594 million reported for the fourth quarter of 2006.
  Non-GAAP earnings per share increase of 13 percent to $0.69  per share from $0.61 per share in the fourth quarter of 20061; GAAP earnings per share increase of 7 percent to $0.59 per share from $0.55 per share reported for the fourth quarter of 2006.
Reconciliations between non-GAAP and GAAP earnings per share for the full years 2007 and 2006 and the fourth quarters of 2007 and 2006 are provided in the following table:

	Non-GAAP Diluted EPS	Employee Stock-Based Compensation Expense	Net Charges related to Redemption, Acquisition and Special Items	In-process Research and Development Expense Related to Acquisition	Non-Cash Gain on Acquisition	Reported GAAP Diluted EPS
FY 2007	$2.94	($0.24)	($0.10)	($0.07)	$0.07	$2.59
FY 2006	$2.23	($0.17)	($0.09)	–	–	$1.97
Q4 2007	$0.69	($0.07)	($0.03)	–	–	$0.59
Q4 2006	$0.61	($0.04)	($0.02)	–	–	$0.55
Note: Amounts may not sum due to rounding.

Product Sales
Information on product sales for the three months and years ended December 31, 2007 and 2006, are provided in the following tables (dollars in millions):

	Three Months Ended December 31,			Year Ended December 31,
	2007	2006	% Change	2007	2006	% Change
Avastin® +	$603	$490	23%	$2,296	$1,746	32%
Rituxan®	596	560	6	2,285	2,071	10
Herceptin®	327	322	2	1,287	1,234	4
Lucentis® ++	197	217	(9)	815	380	114
Xolair®	120	117	3	472	425	11
Tarceva®	112	107	5	417	402	4
Nutropin® Products	93	101	(8)	371	378	(2)
Thrombolytics	66	62	6	268	243	10
Pulmozyme®	58	53	9	223	199	12
Raptiva®	28	24	17	107	90	19
Total U.S. product sales +++	2,199	2,053	7	8,540	7,169	19

Net product sales to collaborators	150	191	(21)	903	471	92
Total product sales +++	$2,349	$2,244	5%	$9,443	$7,640	24%
________________________
+
Fourth-quarter and full-year 2007 Avastin U.S. product sales results include a net recognition of approximately $5 million and $7 million, respectively, in previously deferred revenue in conjunction with the company’s Avastin Patient Assistance Program launched in February 2007.

++	Lucentis was launched June 30, 2006.
+++	Amounts may not sum due to rounding.

Total Costs and Expenses
Information on costs and expenses including cost of sales (COS), research and development (R&D) and marketing, general and administrative (MG&A) expenses for the three months and years ended December 31, 2007 and 2006, are provided in the following tables (dollars in millions)2:

	Three Months Ended December 31,			Year Ended December 31,
	2007	2006	% Change	2007	2006	% Change
non-GAAP[2]
COS	$322	$338	(5)%	$1,500	$1,181	27%
R&D	579	517	12	2,293	1,633	40
MG&A	650	555	17	2,077	1,845	13
GAAP
COS	344	338	2	1,571	1,181	33
R&D	618	555	11	2,446	1,773	38
MG&A	692	600	15	2,256	2,014	12
Note: Genentech’s fourth-quarter 2007 non-GAAP reported COS, R&D and MG&A expenses exclude the effects of employee stock-based compensation expense of $22 million, $39 million, and $42 million, respectively, associated with Genentech’s adoption of FAS 123R on January 1, 2006.  Full-year 2007 non-GAAP reported COS, R&D and MG&A expenses exclude the effects of employee stock-based compensation expense of $71 million, $153 million, and $179 million, respectively.2

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
non-GAAP[2]
COS as a % of product sales	14%	15%	16%	15%
R&D as a % of operating revenues	20%	19%	20%	18%
MG&A as a % of operating revenues	22%	20%	18%	20%
GAAP
COS as a % of product sales	15%	15%	17%	15%
R&D as a % of operating revenues	21%	20%	21%	19%
MG&A as a % of operating revenues	23%	22%	19%	22%

Clinical Development
Genentech announced results from the Rituxan Phase III SUNRISE trial, a controlled re-treatment study for patients with rheumatoid arthritis who have had an inadequate response to previous treatment with one or more tumor necrosis factor (TNF) antagonist therapies. The trial met its primary endpoint, as a larger proportion of patients retreated with Rituxan achieved an American College of Rheumatology (ACR) 20 response at week 48 compared to those retreated with a placebo. A preliminary review of the safety data revealed no new safety signals.

During the fourth quarter of 2007, Genentech and Roche initiated enrollment in two Phase III Avastin adjuvant HER2-negative breast cancer studies (ECOG 5103 and BEATRICE). Genentech also initiated patient enrollment in the second-generation humanized anti-CD20 Phase III study for systemic lupus erythematosus.

The company made a decision not to move forward with its topical VEGF product (telbermin) as a treatment for diabetic foot ulcers after negative results in its Phase II study.

Genentech and its collaborator Curis plan to initiate in the first half of 2008 a Phase II trial of a systemic hedgehog antagonist molecule as a treatment of solid tumors.

Other Company Activities
Genentech announced that the California Supreme Court set a hearing date of February 5, 2008, to review the contract dispute lawsuit between Genentech and the City of Hope (COH).  A decision in the matter is anticipated no later than 90 days after the hearing. The California Supreme Court had announced in February 2005 that it would review the 2002 judgment of the Los Angeles County Superior Court award for COH in the amount of approximately $300 million in compensatory and $200 million in punitive damages. Genentech has already recorded litigation-related special charges for the amount of the judgment and related costs.

Webcast:
Genentech will be offering a live webcast of a discussion by Genentech management of its financial and other business results on Monday, January 14, 2008, at 2:15 p.m. Pacific Time (PT). The live webcast may be accessed on Genentech’s website at http://www.gene.com. This webcast will be available via the website until 5:00 p.m. PT on February 4, 2008. A telephonic audio replay of the webcast will be available beginning at 5:15 p.m. PT on January 14, 2008 through 5:15 p.m. PT on January 21, 2008. Access numbers for this replay are: 1-800-642-1687 (U.S./Canada) and 1-706-645-9291 (international); conference ID number is 28051568.

About Genentech:
Founded more than 30 years ago, Genentech is a leading biotechnology company that discovers, develops, manufactures and commercializes biotherapeutics for significant unmet medical needs. A considerable number of the currently approved biotechnology products originated from or are based on Genentech science. Genentech manufactures and commercializes multiple biotechnology products and licenses several additional products to other companies. The company has headquarters in South San Francisco, California and is listed on the New York Stock Exchange under the symbol DNA. For additional information about the company, please visit http://www.gene.com.

About Genentech’s Commitment to Patient Access:
Genentech is committed to helping patients have access to our therapies. For those eligible patients in the United States who do not have insurance coverage or who cannot afford their out-of-pocket co-pay costs, Genentech has several support programs. Since 1985, when its first product was approved, Genentech has donated approximately $1 billion in free medicine to uninsured patients through its Genentech® Access to Care Foundation (GATCF) and the Genentech Endowment for Cystic Fibrosis. Since 2005, Genentech has also donated more than $140 million to various independent public charities that provide financial assistance to eligible patients who cannot access needed medical treatment due to co-pay costs. Through its Single Point of Contact (SPOC) program, Genentech provides patients with assistance and information on a broad array of reimbursement services and support.

For information on Genentech’s latest business and product development events please refer to http://www.gene.com/gene/news/press-releases/index.jsp.

This press release contains forward-looking statements regarding investing in new molecular entities, data from clinical trials including trials for Rituxan, Avastin and Tarceva, the initiation of a clinical trial for a systemic hedgehog antagonist, and expected growth in non-GAAP earnings per share for 2008. Such statements are predictions and involve risks and uncertainties such that actual results may differ materially. Among other factors, actual results could be affected by unexpected safety, efficacy or manufacturing issues, additional time requirements for biologic license application (BLA) preparation or decision making, need for additional data or clinical studies, U.S. Food and Drug Administration (FDA) actions or delays, the failure to obtain or maintain FDA approval, changes in dosing or duration of product use, competition, pricing, reimbursement, intellectual property or contract rights, the ability to supply product, product withdrawals, new product approvals and launches, product sales, contract revenues and royalties, cost of sales, R&D or MG&A expenses, stock-based compensation expense, unanticipated expenses such as litigation or legal settlement expenses or equity securities write-downs, fluctuations in tax and interest rates, and changes in accounting or tax laws or the interpretation of such laws. Please also refer to Genentech’s periodic reports filed with the Securities and Exchange Commission. Genentech disclaims, and does not undertake, any obligation to update or revise forward-looking statements in this press release.

________________________
1
Genentech's non-GAAP operating revenues exclude recognition of deferred royalty revenue associated with the acquisition of Tanox, Inc. Genentech's non-GAAP net income and non-GAAP earnings per share exclude the after-tax impact of certain items associated with the acquisition of Tanox, Inc., including in-process research and development expenses (a non-recurring expense in the third quarter of 2007), recurring recognition of deferred royalty revenue, recurring amortization of intangible assets, and a gain pursuant to Emerging Issues Task Force (EITF) Issue No. 04-1 (a non-recurring gain in the third quarter of 2007). Non-GAAP net income and non-GAAP earnings per share also exclude recurring charges related to the 1999 redemption of Genentech's stock by Roche Holdings, Inc., litigation-related and similar special items, and employee stock-based compensation expense. The differences in non-GAAP and GAAP amounts are reconciled in the accompanying tables and on http://www.gene.com.

2
Genentech's non-GAAP reported COS, R&D and MG&A expenses exclude the effects of employee stock-based compensation expense associated with Genentech's adoption of FAS 123R on January 1, 2006. Stock-based compensation expense was recognized in COS for the first time in the first quarter of 2007 as the company capitalized employee stock-based compensation into inventory produced in 2006 and began to sell those products in 2007. The differences in non-GAAP and GAAP amounts are reconciled in the accompanying tables and on http://www.gene.com.

###

GENENTECH, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
Revenues:
Product sales	$2,349	$2,244	$9,443	$7,640
Royalties	558	389	1,984	1,354
Contract revenue	63	81	297	290
Total operating revenues	2,970	2,714	11,724	9,284

Costs and expenses:
Cost of sales (includes employee stock-based compensation expense: three months–2007–$22; 2006–$0; full year–2007–$71; 2006–$0)	344	338	1,571	1,181
Research and development (includes employee stock-based compensation expense: three months–2007–$39; 2006–$38; full year–2007–$153; 2006–$140)	618	555	2,446	1,773
Marketing, general and administrative (includes employee stock-based compensation expense: three months–2007–$42; 2006–$45; full year–2007–$179; 2006–$169)	692	600	2,256	2,014
Collaboration profit sharing	275	270	1,080	1,005
In-process research and development(1)	-	-	77	-
Gain on acquisition(1)	-	-	(121)	-
Recurring charges related to redemption and acquisition	43	26	132	105
Special items: litigation-related	14	14	54	54
Total costs and expenses	1,986	1,803	7,495	6,132

Operating income	984	911	4,229	3,152

Other income (expense):
Interest and other income, net(2)	40	77	273	325
Interest expense	(22)	(18)	(76)	(74)
Total other income, net	18	59	197	251

Income before taxes	1,002	970	4,426	3,403
Income tax provision	370	376	1,657	1,290
Net income	$632	$594	$2,769	$2,113

Earnings per share:
Basic	$0.60	$0.56	$2.63	$2.01
Diluted	$0.59	$0.55	$2.59	$1.97

Weighted average shares used to compute earnings per share:
Basic	1,053	1,054	1,053	1,053
Diluted	1,068	1,072	1,069	1,073
________________________
(1)	Represents one-time items related to our acquisition of Tanox, Inc. in the third quarter of 2007.
(2)
“Interest and other income, net” includes interest income, net realized gains from the sale of certain biotechnology equity securities and write-downs for other-than-temporary impairments in the fair value of certain debt and biotechnology equity securities.  For further detail, refer to our web site at www.gene.com.

GENENTECH, INC.
RECONCILIATION OF GAAP to NON-GAAP NET INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
GAAP net income	$632	$594	$2,769	$2,113
Royalty revenue(1)	(4)	-	(6)	-
Employee stock-based compensation expense under FAS 123R(2) included in the following operating expenses:
Cost of sales	22	-	71	-
Research and development	39	38	153	140
Marketing, general and administrative	42	45	179	169
In-process research and development(3)	-	-	77	-
Gain on acquisition(3)	-	-	(121)	-
Recurring charges related to redemption and acquisition(4)	43	26	132	105
Special items: litigation-related(5)	14	14	54	54
Income tax effect(6)	(51)	(58)	(166)	(191)
Non-GAAP net income	$737	$659	$3,142	$2,390

Non-GAAP earnings per share:
Diluted	$0.69	$0.61	$2.94	$2.23

Non-GAAP weighted average shares used to compute earnings per share(7):
Diluted	1,066	1,072	1,068	1,074
________________________
(1)	Represents recognition of deferred royalty revenue.
(2)
Represents employee stock-based compensation expense associated with FAS 123R.  No employee stock-based compensation expense was recognized in GAAP-reported cost of sales in any period ending prior to January 1, 2007.

(3)	Represents one-time items related to our acquisition of Tanox, Inc. in the third quarter of 2007.
(4)	Represents the amortization of intangible assets related to the 1999 redemption of our common stock by Roche Holdings, Inc. and our acquisition of Tanox, Inc. in the third quarter of 2007.
(5)	Includes accrued interest and bond costs in the fourth quarters and full year of 2007 and 2006 related to the City of Hope trial judgment.
(6)
Reflects the income tax effects of excluding employee stock-based compensation expense under FAS 123R, recurring charges related to the redemption of our common stock, litigation-related and similar special items and items related to our acquisition of Tanox, Inc.

(7)	Weighted average shares used to compute non-GAAP diluted earnings per share were computed exclusive of the methodology used to determine dilutive securities under FAS 123R.

Reconciliation of 2008 GAAP and Non-GAAP EPS Estimates
Our 2008 non-GAAP EPS estimate excludes the effects of:  (i) recurring amortization charges related to the 1999 redemption of our common stock by Roche Holdings, Inc. and our acquisition of Tanox, Inc., which are estimated to be approximately $172 million on a pretax basis in 2008, (ii) litigation-related and similar special items for accrued interest and associated bond costs on the City of Hope judgment which are currently estimated to be in the range of $9 million to $18 million on a pretax basis in 2008, (iii) recognition of deferred royalty revenue of approximately $15 million on a pretax basis in 2008, (vi) income tax effect of $65 million to $68 million on recurring charges related to the redemption of our common stock and our acquisition of Tanox, Inc., litigation-related and similar special items, and recognition of deferred royalty revenue, and (v) employee stock-based compensation expense, which we expect the net of tax diluted EPS impact to be in the range of $0.25 to $0.27 per share for 2008. Our 2008 GAAP EPS would include the items listed above as well as any other potential special charges related to existing or future litigation or its resolution, or changes in or adoption of accounting principles, all of which may be significant.

The statements regarding the amounts relating to the 1999 Roche redemption of our common stock, amortization of intangible assets and recognition of deferred royalty revenue associated with the acquisition of Tanox, Inc., litigation-related and similar special items and employee stock-based compensation expense are forward-looking and such statements are predictions and involve risks and uncertainties such that actual results may differ materially.  The amounts identified above could be affected by a number of factors, including a re-valuation of certain intangible assets, greater than expected litigation-related and similar costs, changes in or adoption of accounting principles, the number of options granted to employees, our stock price and certain valuation assumptions concerning our stock.  We disclaim, and do not undertake, any obligation to update or revise any of these forward-looking statements.

GENENTECH, INC.
SELECTED CONSOLIDATED FINANCIAL DATA
(In millions)
(Unaudited)

	December 31,	December 31,
	2007	2006
Selected consolidated balance sheet data:
Cash, cash equivalents and short-term investments	$3,975	$2,493
Accounts receivable - product sales, net	847	965
Accounts receivable - royalties, net	620	453
Accounts receivable - other, net	299	248
Inventories	1,493	1,178
Long-term marketable debt and equity securities	2,090	1,832
Property, plant and equipment, net	4,986	4,173
Goodwill	1,577	1,315
Other intangible assets	1,168	476
Other long-term assets	366	1,342
Total assets	18,940	14,842
Total current liabilities(1)	3,918	2,010
Long-term debt(2)	2,402	2,204
Total liabilities	7,035	5,364
Total stockholders’ equity	11,905	9,478

	Year Ended December 31,
	2007	2006
Selected consolidated cash flow data:
Capital expenditures(2)	$977	$1,214

Total GAAP(3) depreciation and amortization expense	492	407
Less: redemption and acquisition related amortization expense(4)	(132)	(105)
Non-GAAP depreciation and amortization expense	$360	$302
________________________
(1)	Certain reclassifications have been made at December 31, 2006 to conform to the December 31, 2007 presentation.
(2)
Capital expenditures exclude approximately $203 million at December 31, 2007 and $104 million at December 31, 2006 in capitalized costs related to our accounting for construction projects for which we are considered to be the owner during the construction period.  We have recognized related amounts as a construction financing obligation in long-term debt.  The balances in long-term debt related to the construction financing obligation are $399 million at December 31, 2007 and $216 million at December 31, 2006.

(3)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or "GAAP").
(4)	Represents the amortization of intangible assets related to the 1999 redemption of our common stock by Roche Holdings, Inc. and our acquisition of Tanox, Inc. in the third quarter of 2007.